EXHIBIT 10.6


                                 STOCK AGREEMENT

Wulf International Ltd. hereby agrees to issue to George Wulf ("Recipient"), Five Hundred Thousand (500,000) shares of Wulf authorized unissued Preferred stock in payment for services rendered and to be rendered to Wulf International during the period January 1, 1997 through December 31, 1998. Said stock shall bear a restricted legend and shall be subject to S.E.C. Rule 144 of the Federal Securities laws and to the following forfeiture terms and conditions: Recipient must continue to be available to render services on a substantially full time basis to Wulf International Ltd. for a period of three years from the date of issuance of said stock, or, except in the event of death or disaibility of Recipient, all right and title to said stock shall be forfeited. This risk of forfeiture shall attach to and become part of any transfer of said stock by Recipient to a third party during the aforementioned three-year term.

Agreed to this   15th   day of  February 1998
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WULF INTERNATIONAL LTD.


By:     /s/ George Wulf
            ---------------------------
            George Wulf, Chairman & CEO



By:   /s/   George Wulf
            ---------------------------
            George Wulf, Recipient